EXHIBIT 23.3


                         INDEPENDENT AUDITORS CONSENT

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 10, 1995 with respect to the financial statements of Niagara Cold Drawn Corp., included in the Niagara Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1996 that is made a part of the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Niagara Corporation for the registration of 285, 715 shares of its common stock.

                                   /s/ MacDade Abbott LLP

                                   MacDade Abbott LLP

     Paoli, Pennsylvania
     September 15, 1997